Exhibit (d)(ii)(B)

SCHEDULE A

DATED JUNE 16, 2025

TO THE

INVESTMENT ADVISORY AGREEMENT DATED JUNE 30, 2022

BETWEEN

FUNDVANTAGE TRUST AND POLEN CAPITAL CREDIT, LLC

Series of FundVantage Trust

Polen Opportunistic High Yield Fund

SCHEDULE B

DATED JUNE 16, 2025

TO THE

INVESTMENT ADVISORY AGREEMENT DATED JUNE 30, 2022

BETWEEN

FUNDVANTAGE TRUST AND POLEN CAPITAL CREDIT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets
Polen Opportunistic High Yield Fund	0.70% (70 basis points)